SIXTH AMENDMENT TO ADVISORY AGREEMENT

This Sixth Amendment (“Amendment”) dated June 1, 2026 is made to the Advisory Agreement dated June 1, 2016, as amended (the “Agreement”), between RUSSELL INVESTMENT COMPANY, a Massachusetts business trust (the “Trust”), and RUSSELL INVESTMENT MANAGEMENT, LLC, a Washington limited liability company (the “Adviser”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, the Trust and the Adviser desire to restate Exhibit A of the Agreement to (1) change the advisory fee breakpoint tiers for each of the RIC Tax-Managed U.S. Large Cap Equity Fund and RIC Tax-Managed International Equity Fund and (2) reflect a Fund name change.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

2.	Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Sixth Amendment to the Advisory Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

RUSSELL INVESTMENT COMPANY		RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Vernon Barback	By:	/s/ Katherine El-Hillow
Name:	Vernon Barback	Name:	Katherine El-Hillow
Title:	President and Chief Executive Officer	Title:	Chairman and President

Exhibit A

Fund	Asset Level	Fee
Equity Income Fund	All assets	0.55%
Sustainable Equity Fund	All assets	0.55%
U.S. Strategic Equity Fund	First $1.0 billion	0.58%
	Next $2.0 billion	0.54%
	Next $3.0 billion	0.51%
	In excess of $6.0 billion	0.49%
U.S. Small Cap Equity Fund	All assets	0.70%
International Developed Markets Fund	All assets	0.70%
Global Equity Fund	First $1.0 billion	0.73%
	Next $2.0 billion	0.69%
	Next $3.0 billion	0.66%
	In excess of $6.0 billion	0.64%
Emerging Markets Fund	First $1.0 billion	0.93%
	Next $2.0 billion	0.89%
	Next $3.0 billion	0.86%
	In excess of $6.0 billion	0.84%
Tax-Managed U.S. Large Cap Fund	First $1.0 billion	0.70%
	Next $2.0 billion	0.66%
	Next $3.0 billion	0.63%
	Next $2.0 billion	0.61%
	Next $2.0 billion	0.59%
	Next $2.0 billion	0.57%
	In excess of $12.0 billion	0.55%
Tax-Managed U.S. Mid & Small Cap Fund	First $1.0 billion	0.98%
	Next $2.0 billion	0.94%
	Next $3.0 billion	0.91%
	In excess of $6.0 billion	0.89%
Tax-Managed International Equity Fund	First $1.0 billion	0.85%
	Next $2.0 billion	0.81%
	Next $3.0 billion	0.78%
	Next $2.0 billion	0.76%
	In excess of $8.0 billion	0.74%
Tax-Managed Real Assets Fund	First $1 billion	0.85%
	Next $2 billion	0.81%
	Next $3 billion	0.78%
	In excess of $6 billion	0.76%
Opportunistic Credit Fund	First $1.0 billion	0.58%
	Next $2.0 billion	0.54%
	Next $3.0 billion	0.51%
	In excess of $6.0 billion	0.49%

Strategic Bond Fund	First $1.0 billion	0.40%
	Next $2.0 billion	0.36%
	Next $3.0 billion	0.33%
	In excess of $6.0 billion	0.31%
Investment Grade Bond Fund	All assets	0.25%
Short Duration Bond Fund	First $1.0 billion	0.35%
	Next $2.0 billion	0.31%
	Next $3.0 billion	0.28%
	In excess of $6.0 billion	0.26%
Tax-Exempt Bond Fund	All assets	0.30%
Tax-Exempt High Yield Bond Fund	All assets	0.47%
Global Infrastructure Fund	First $1.0 billion	0.85%
	Next $2.0 billion	0.81%
	Next $3.0 billion	0.78%
	In excess of $6.0 billion	0.76%
Global Real Estate Securities Fund	First $1.0 billion	0.80%
	Next $2.0 billion	0.76%
	Next $3.0 billion	0.73%
	In excess of $6.0 billion	0.71%
Multi-Strategy Income Fund	First $1.0 billion	0.53%
	Next $2.0 billion	0.49%
	Next $3.0 billion	0.46%
	In excess of $6.0 billion	0.44%
Multi-Asset Strategy Fund	First $1.0 billion	0.72%
	Next $2.0 billion	0.68%
	Next $3.0 billion	0.65%
	In excess of $6.0 billion	0.63%
Conservative Strategy Fund	All assets	0.17%
Balanced Strategy Fund	All assets	0.17%
Moderate Strategy Fund	All assets	0.17%
Aggressive Strategy Fund	All assets	0.17%
Equity Aggressive Strategy Fund	All assets	0.17%
Multifactor U.S. Equity Fund	All assets	0.30%
Multifactor International Equity Fund	All assets	0.45%
Long Duration Bond Fund	All assets	0.15%